ThreddSync

Companies are spending billions on AI but are struggling for ROI. ThreddSync® aims to fix that through a revenue-generating advisory practice that builds and ships, paired with Solidarity®, an agentic AI platform where developers build, own, and license enterprise-grade AI decision workflows.


THREDDSYNC

Invest

$108.35 minimum investment

DEADLINE: August 1, 2026

in 3 months

UNIT PRICE

$9.85

TOTAL RAISED ON NETCAPITAL

$0

TOTAL RAISED THIS ROUND

$0

VALUATION THIS ROUND

$9,357,500

Reg CF offering provided by Netcapital Funding Portal Inc.

EARLY ADOPTER PLATFORM ACCESS & CREDITS*

We're grateful for every investor who shares our vision, and for those who invest at the following levels, we'd like to offer something extra as a thank you.

Tier 1 — $1,000 minimum investment: Solidarity® platform credits equal to 25% of your investment amount, activated when the platform becomes generally available. Credits are applicable toward workflow decisioning costs on the Solidarity® platform.

Example: A $1,000 investment qualifies for $250 in platform credits. A $5,000 investment qualifies for $1,250 in platform credits.

Tier 2 — $5,000 minimum investment: Everything in Tier 1, plus an invitation to the Solidarity® closed beta — early access to the platform before general availability, with the opportunity to provide direct feedback that shapes the product.

Important Disclosures: *Platform credits are a product access benefit and do not constitute additional securities, investment return, interest, dividends, or any form of financial return. Credits have no cash value, are non-transferrable, non-refundable, and cannot be redeemed for cash or applied to reduce the investor's investment amount. Credits apply solely to workflow decisioning costs and may not be used toward build resources, data packages, or other platform services. The Solidarity® platform is currently in development; ThreddSync® makes no guarantee that the platform will be completed or launched on any specific timeline. Credits expire 24 months after the platform is made generally available. Platform pricing, features, and credit applicability are subject to change at the Company's discretion. Credits will be honored at published pricing at the time of use.*

Disclaimer: Netcapital is not affiliated with the fulfillment of these prizes in any capacity. Please contact connect@threddsync.com with the title "Early Adopter Platform Access & Credits" in the subject line for any questions or information relating to the fulfillment of the prizes.

VISION

AI is transforming every industry, but most companies are failing to capture the value. Companies are not short on ideas, but they are short on synchronization. AI and machine learning engineering resources are scarce, initiatives stall across disconnected departments, and organizations of every size are spending more on AI while getting less from it. At the same time, the way software gets built is radically changing and the era of needing a full engineering team to create every solution from scratch is giving way to reusable, shareable, and monetizable IP.

With over 86 million Americans projected to be freelancing by 2027, more than half the total workforce, a growing wave of independent developers, product experts, and technical talent are looking for new ways to build, own, and monetize their expertise.

ThreddSync® was founded on a vision at that intersection. What if the developers building high-impact AI decision engines could package, own, and license their work, and what if the businesses struggling to execute could access necessary professional expertise and pre-built, managed workflows without rebuilding from zero? That vision became two engines. Solidarity® is the agentic AI platform where developers build enterprise-grade decision workflows that are auditable, explainable, and compliant, and that can be shared, reused, and monetized.

Our hands-on advisory practice bridges the execution gap directly, working alongside clients to build and ship AI capabilities across their organizations. Together, the two engines reduce cost, lower barriers to entry, and turn AI ambition into operational reality.

PROBLEM


A Message from the CEO
THREDDSYNC

Companies are pouring money into AI at historic rates — but the returns aren't following. According to Boston Consulting Group, only 26% of companies have developed the capabilities to move beyond proofs of concept and generate tangible value from AI (BCG, "Where's the Value in AI?", 2024). McKinsey's 2025 State of AI survey found that only 39% of organizations report any measurable EBIT impact from AI — and most of those attribute less than 5% of earnings to it (McKinsey, "The State of AI," 2025).

The problem isn't the technology. It's the execution. AI initiatives stall because organizations lack the data governance, workflow infrastructure, and cross-functional alignment to operationalize what they've built. Engineering talent is scarce and expensive. Departments move on separate tracks. Pilots never scale. Meanwhile, the teams closest to revenue are drowning in operational drag — sales reps spend 60% of their time on non-selling tasks (Salesforce, "State of Sales," 2026), leaving the people responsible for growth with barely enough time to do their jobs. The result is a widening gap: companies that figure out AI execution are pulling away, while the majority spend more each year with less to show for it. ThreddSync® exists to close that gap.

SOLUTION

ThreddSync® is built on a dual-engine model. Engine 1 is a revenue-generating, hands-on advisory practice that helps companies build and ship AI capabilities and commercial infrastructure. Engine 2 is Solidarity®, an agentic AI platform where developers build, own, and license enterprise-grade AI decision workflows. The two engines work independently but are designed to reinforce each other. Advisory validates demand, and the platform scales it.

Engine 1: Hands-On Advisory

ThreddSync® operates two formalized practices delivering 12 structured offerings across the full company lifecycle. Every engagement follows a three-phase lifecycle — Discovery Advisory, Implementation Professional Services, and Ongoing Retainer — creating multiple revenue touchpoints per client and natural expansion across offerings.


PHASE 1
Advisory & Strategy
Strategy formulation, planning, architecture design, governance frameworks, implementation roadmaps, and readiness assessments. We define what to build and deliver the strategic foundation.
Fixed-Scope Project
PHASE 2
Professional Services
Development and hands-on delivery including tooling configuration, system integration, agent and workflow deployment, solution implementation, and team training.
Custom-Scope Project
PHASE 3
Ongoing Advisory
Continuous optimization, performance monitoring, governance assurance, strategic counsel, ongoing support, and new use case identification. We partner for sustained value and growth.
Recurring Retainer

Business Acceleration Practice

Takes technology to market and scales it, from validation through revenue infrastructure and operational leadership.

Offerings:

- Product-Market Fit Validation — hypothesis testing, customer discovery, and pivot-or-persist frameworks
- GTM Planning & Execution — go-to-market architecture for new products, markets, and business models
- Marketing & Brand Strategy — brand positioning, content architecture, and demand generation
- Business Development, Sales & Revenue Operations — pipeline architecture, sales process design, and scalable revenue infrastructure
- Investor Readiness & Fundraising Advisory — fundraising strategy, materials development, and capital process management
- Fractional Executive & Operational Leadership — embedded CXO engagements for companies at inflection points

AI Enablement Practice

Helps companies adopt, build, and govern AI with discipline, from strategy through implementation and ongoing oversight.

Offerings:

- Executive AI Strategy & Board Readiness — C-suite and board-level AI literacy, strategy, and investment oversight
- AI Data Readiness & Pipeline Engineering — preparing enterprise data for AI-native operations
- AI Agent Workflows & Intelligent Automation — workflow automation, agent deployment, and enterprise security hardening
- AI Governance, Risk & Compliance — policy, process, and oversight for auditable, defensible AI operations
- AI-Powered Product Development — embedding AI capabilities into client products on their own stack
- Workflow Marketplace Integration (Solidarity®) — multi-stage AI workflow design, deployment, and monetization on the Solidarity® platform

ThreddSync® embeds directly alongside founders, product leaders, and technical teams. This is not strategy consulting, we build and ship alongside our clients, and they retain full ownership of everything we create.

Engine 2: Solidarity® Platform

Solidarity® is ThreddSync's agentic AI platform, under development, where developers and domain experts build, own, and license enterprise-grade AI decision workflows. Each workflow is designed to be auditable, explainable, and compliant, purpose-built for environments where trust, governance, and regulatory readiness matter. ThreddSync® certifies workflows internally before they can be shared or licensed, reducing risk for the businesses that consume them. The platform's architecture also supports agent-to-decision orchestration, enabling agents to chain multiple decision workflows in sequence, with defined inputs, outputs, and governance at each step, positioning Solidarity as the core infrastructure for enterprise agentic decision operations.

The platform runs on a Cost-Per-Decision revenue model, aligning cost directly with value and giving businesses CFO-grade predictability. For developers, Solidarity® turns specialized expertise into reusable, monetizable assets through the Soliworks Marketplace, giving them a new way to capture value from their work. Solidarity® is supported by the Wellspring Community, a curated global network of developers and domain experts who build on the platform and can also provide advisory and delivery execution support through ThreddSync's client engagements. This dual role means the community both strengthens the platform's marketplace with production-grade workflows and extends ThreddSync's delivery capacity without scaling a traditional headcount model.


SOLIDARITY®
Platform Development Update
March 31st, 2026

How the Engines Compound

The advisory practice surfaces the real-world problems and patterns that inform what gets built on the platform. Advisory engagements validate demand. The platform turns validated demand into scalable, repeatable infrastructure. And every client engagement that routes through Solidarity® simultaneously solves the client's problem, populates the marketplace with production-grade workflows, and creates a monetization pathway for the developers who built them. Over time, the two engines compound, each making the other more valuable.

CASE STUDIES

- **Project Clearview**
  ThreddSync® delivered a full feasibility study and product blueprint for an AI-powered investment protection platform, covering market validation, regulatory analysis, product definition, technical architecture, financial modeling, and go-to-market strategy.
- **Project Bridgepoint**
  ThreddSync® is designing the Bridgepoint Loan Engine to automate proprietary risk assessment, digitize document workflows, and create a queryable institutional intelligence layer for bridge lending operations.
- **Predictive Chaos / Lotto Boost**
  ThreddSync® is designing and building Lotto Boost as a cloud-native platform that transforms proprietary lottery prediction technology into a scalable multi-channel service for consumers and B2B partners.
- **AI Focused MSP**
  ThreddSync® is helping a proprietary zero-footprint private cloud provider validate its expanding market, define AI-enhanced service offerings, and build the sales, positioning, and fundraising engine needed for scale.

SUCCESS TO DATE

ThreddSync® has been revenue-generating since its Q4 2025 inception, building and executing before raising outside capital.

- All traction achieved with zero external capital — fully bootstrapped through advisory revenue and founder commitment
- Active advisory engagements spanning multi-phase delivery across 6 verticals including fintech, cloud infrastructure, retail, entertainment, AI, and business services — with engagements ranging from discovery through implementation and ongoing retainer
- Clients regularly engage both the Business Acceleration and AI Enablement practices — validating the dual-practice cross-sell model designed to compound client value over time
- Practitioner-built advisory infrastructure — two practices, 12 productized offerings, three-phase engagement lifecycle, branded deliverable frameworks including risk, delivery, and technology lifecycle methodologies — designed, built and operational within six months of founding
- Solidarity® workflow builder, cloud services, and network architecture in active development — with core platform design informed by live advisory client engagements
- Smart contracts in active development and deployed to testnets across dual L1 blockchain infrastructure
- Full senior executive team in place — CEO/CTO, CSO, CPO, and VP Enterprise Growth, and a strategic advisor — experienced operators and multi-time founders with collective experience across Fortune 500 delivery, enterprise sales, and platform architecture
- All client engagements acquired through core executive team networks — no paid marketing or formal business development to date, demonstrating organic market demand


AI demand is real. The execution gap is the opportunity.
KO
Kevin O'Leary
@kevinolearytv
If I were 25 today, I'd focus on AI implementation. Small businesses are desperate to adopt AI but need help executing it — that's your chance to solve a huge pain point.
Mar 3, 2026
SMB AI execution
TL
Tobi Lütke
@tobi
Before asking for more headcount and resources, teams must demonstrate why they cannot get what they want done using AI.
Apr 2025 · 2.6M views
AI-first operations
AI
SN
Satya Nadella
@satyanadella
We will evolve from models to systems — building rich scaffolds that orchestrate multiple models and agents, account for memory, and enable safe tool use.
Jan 2026 blog post
Systems orchestration
MA
Marc Andreessen
@a16z
99.9999% of the value of AI will accrue to the users of AI, not the companies who create it.
User value thesis
Capture the value
ThreddSync turns AI ambition into orchestrated execution across workflows, teams, and digital labor.

BUSINESS MODEL

ThreddSync® is a B2B company with two revenue streams that map directly to its dual-engine model. Our advisory is executing today, with our platform under development.

Advisory Revenue (Engine 1)

ThreddSync's 12 productized offerings generate revenue throughout our three-phased engagement model. Clients can contract with us in the following ways:

- **Discovery Advisory:** scoped project fees or retainer fees for strategy, architecture, and roadmap development
- **Implementation Professional Services:** scoped project or time-based fees for hands-on build and delivery
- **Ongoing Retainers:** recurring monthly or quarterly fees for continuous optimization, monitoring, and strategic counsel
- **Growth Initiatives Execution:** performance-driven commissions tied to growth milestones achieved

Each engagement is designed to expand across offerings and practices. AI Enablement clients regularly need go-to-market support. Business Acceleration clients frequently surface technology gaps. This creates a natural cross-sell and upsell dynamic that increases revenue per client over time.

Platform Revenue (Engine 2)

Solidarity® generates revenue through the following models:

- **Subscription-Based:** access to platform build resources, workflow builder, test tools and execution, infrastructure, and data
- **Cost-Per-Decision Hosting & Infrastructure:** Workflow execution-based hosting and compute cost for managed infrastructure
- **Marketplace Transaction Fees:** Fees on listings, licensing, secondary sales, and solution sponsorships
- **Premium Features:** Wellspring Bounty fees, talent placements, compliance reporting, premium tools

The consumption model aligns ThreddSync's revenue directly with the value clients receive, the more decisions a workflow processes, the more revenue the platform generates. This creates predictable, scalable economics that compound as the platform grows.


Dual-engine revenue structure – Advisory leads today, platform scales tomorrow
Advisory Revenue
ACTIVE
Discovery Advisory
Scoped project fees and retainers for strategy, business development, design, architecture, and roadmapping
Implementation Professional Services
Scoped, fixed-price projects or time-based fees for hands-on build, delivery, or go-to-market
Ongoing Retainers
Recurring monthly or quarterly fees for continuous optimization, auditing, monitoring, and strategic counsel
Growth Initiatives Execution
Performance-driven commissions tied to growth milestones achieved
Platform Revenue
POST-LAUNCH
Subscription-Based
Access to platform build resources, workflow builder, test tools and execution, infrastructure, and data
Cost-Per-Decision Hosting & Infrastructure
Workflow execution-based hosting and compute cost for managed infrastructure
Marketplace Transaction Fees
Fees on listings, licensing, secondary sales, and solution sponsorships
Premium Features
Wellspring Bounty fees, talent placements, compliance reporting, premium tools

MARKET

ThreddSync® operates at the convergence of five accelerating market segments, each mapping directly to a component of the dual-engine model.

Market Segment	Projected Size (2030)	CAGR	ThreddSync® Relevance
AI Consulting & Professional Services	$72.8B	31.6%	AI Enablement Practice
U.S. Management Consulting & Growth Advisory	$164.9B	5.35%	Business Acceleration Practice
Agentic AI & Decision Automation	$52.6B	46.3%	Solidarity® Platform
AI Platform Infrastructure & Hosting	$394.5B	19.4%	Solidarity® Platform
Digital IP Licensing & Tokenized Assets	$211.7B	34.5%	Solidarity® Marketplace

TAM $896B | **SAM $89B (10%)** | **SOM $890M (1%)**

Sources: 1, 2, 3, 4, 5

ThreddSync's combined addressable market exceeds $896B by 2030. The company's dual-engine model provides exposure to both the near-term growth of advisory services and the exponential upside of platform-based recurring revenue as autonomous AI adoption accelerates.

Three dynamics make this market especially relevant to ThreddSync's positioning:

1. The market is shifting from Software-as-a-Service to Service-as-Software. AI agents are increasingly capable of delivering entire services, such as customer support, financial analysis, compliance review, and sales outreach, as autonomous workflows rather than human-staffed operations. ThreddSync's advisory practice helps companies navigate this transition, while Solidarity® provides the infrastructure to build, govern, and monetize the decision engines powering it.
2. Growing regulatory requirements for explainable, auditable AI are driving enterprises toward platforms that offer tamper-resistant logging, transparent decision trails, and compliance-ready architectures, core capabilities of the Solidarity® platform.
3. Developer-centric AI monetization remains an unsolved problem. Hyper-scaler ML platforms and community platforms have proven developer demand but offer no mechanisms for IP ownership or independent creator monetization. Developers build for the platform, not for themselves. Solidarity® is designed to change that.

WHY THREDDSYNC

Operator-Led, Not Theory-Led

ThreddSync's leadership team brings collective experience spanning Fortune 500 engineering delivery, billion-dollar deal execution, enterprise platform architecture, and multiple founded and exited technology companies. This is not a team that advises from a distance, they have built, scaled, and operated the types of businesses ThreddSync® now serves.

Proprietary Market Intelligence from Advisory

No pure-platform competitor has what ThreddSync's advisory practice produces: direct, ongoing visibility into how companies across multiple verticals are actually struggling with AI execution, what they'll pay for, what they build internally versus buy, and where existing tools fail them. This intelligence feeds directly into Solidarity® platform development and marketplace strategy. A competitor building a platform in isolation is guessing at market needs. ThreddSync® is learning them firsthand through paid client relationships.

Productized Advisory Connected to a Scalable Platform

Traditional execution partners offer strategy, technology, and commercial support, but typically through bespoke engagements funded by equity stakes, with no technology asset being built alongside the work. ThreddSync® has productized this into two structured practices with 12 repeatable offerings and a three-phase engagement lifecycle that clients can enter at any phase. More importantly, every advisory engagement is designed to inform and seed adoption of Solidarity®, meaning the advisory work compounds into a platform asset rather than ending when the engagement concludes. This combination of productized advisory and platform economics is what separates ThreddSync® from both traditional execution partners and pure technology companies.

Solidarity®: Purpose-Built Decision Infrastructure

Solidarity® occupies a different category than general-purpose workflow automation tools. While those platforms connect SaaS applications and automate business tasks, Solidarity® is purpose-built for ML model orchestration and decision automation, handling model chaining, data transformation pipelines, post-deployment optimization, and multi-stage decisioning natively. And unlike hyperscaler ML platforms that deploy models as isolated endpoints, Solidarity® adds workflow orchestration, developer IP ownership, and on-chain economics into a single ecosystem.

Built for Agentic Operations

Solidarity® workflows are not only accessible via traditional API's, but have also been designed for orchestration by autonomous AI agents. As the market shifts from Software-as-a-Service to Service-as-Software, where AI agents deliver entire services autonomously, workflows need to support agent-to-agent communication, asynchronous execution, explicit contract interfaces, verifiable audit trails, and usage-based metering for agent accounts. Solidarity's blockchain-integrated payment layer, including support for agentic payments infrastructure and the x402 protocol standard, positions the platform to serve the next generation of autonomous AI deployments where decisions, licensing, and payments occur continuously without human intervention.

CFO-Grade Predictability

Solidarity's consumption model charges per decision executed, aligning platform cost directly with business value delivered. Unlike seat-based or static license pricing, CPD (Cost-per-Decision) gives enterprises CFO-grade predictability, they pay for outcomes, not access. This model also scales naturally. As workflow adoption grows within an enterprise, revenue may grow with it without requiring new sales cycles.

TEAM



Robert Toshiyuki Morrell
Founder, Chief Executive Officer & CTO

Robert brings over 15 years of enterprise technology leadership and multi-time founding experience to the company's dual-engine advisory and platform model. His career spans Fortune 500 engineering delivery across financial services, healthcare, payments, logistics, advertising, and telecom, where he architected billion-transaction systems, led product strategy for $500M+ product families, built and scaled globally distributed engineering teams, and transformed cloud practices through mentorship-driven talent development. The engineering discipline and delivery methodology he developed across these environments became the foundation of ThreddSync's advisory and professional services practices.

Robert holds a Master of Science in Computer Science from the New Jersey Institute of Technology, with a focus on knowledge-based engineering, the discipline directly underlying ThreddSync's proprietary platform architecture. His practitioner-developed frameworks including a novel SDLC Model, team predictability measurement, and the Risk Priority Bridge Framework that ThreddSync® deploys in advisory engagements to help businesses navigate growth and enterprise transitions. Additionally, he remains a hands-on technologist who still architects' systems and writes code, a distinctive combination of strategic leadership and technical depth that allows him to credibly lead both the advisory practice and the platform simultaneously.



Brian Conway
Chief Strategy Officer, Growth & Operations

Brian Conway is a sales-driven chief executive and strategic advisor with a long track record of leading and closing complex, high-value technology deals. He has negotiated and managed multi-hundred-million and billion-dollar agreements, including a 1 billion, 10-year Sun Microsystems–Lucent contract, 400 million in annual Verizon Wireless Sun Micro portfolio sales, a 200 million valuation revenue-share agreement with Verizon, and a 750 million Alcatel-Lucent North American integration services contract. As National Sales Manager at Sun Microsystems, he consistently delivered nine-figure revenue, repositioned key technologies such as JAVA at Verizon Wireless, and led strategic account growth at Fortune 500 clients in prior roles at AT&T and NCR.

Beyond frontline sales leadership, Brian has repeatedly built, grown, and exited technology businesses as a founder, investor, and board member, including a $190 million sale of Innovativ Systems Design to Agilysys and multiple asset sales of patented technology platforms in adtech, video, and AI-enabled SaaS. He combines executive-level P&L ownership, go-to-market strategy, and team-building experience with deep exposure to cloud-based SaaS, AI and machine learning, mobile, and enterprise software, underpinned by a BS in Marketing, an AT&T-sponsored Executive MBA, and a JD from Seton Hall University School of Law.



James Woods
Chief Product Officer, Platform & Professional Services



Alex Dziemianowski
Vice President, Enterprise Growth & Client Advisory

James is a senior technology and product leader with more than two decades of experience architecting and delivering enterprise software platforms across cloud, mobile, and AI-driven systems. As Chief Product Officer at ThreddSync®, he leads technical implementation across both the Solidarity® platform and the firm's advisory and professional services engagements, translating platform strategy into delivered capabilities and ensuring alignment between product development and client deployment.

James previously held senior engineering and architecture roles supporting major global organizations including American Express, Goldman Sachs, AT&T/DirecTV, Ralph Lauren, and Nickelodeon/Viacom, where he led large-scale platform implementations and modernized enterprise systems. He also co-founded Mojavie, where he architected the cross-platform React Native application KUE and developed a self-serve ad-tech analytics platform for campaign and engagement tracking. His expertise spans distributed systems, cloud infrastructure, mobile platforms, and building production software used by large-scale organizations.

Alex brings 25+ years of enterprise technology sales leadership to support ThreddSync®'s advisory practice, with a track record that includes building global accounts from zero to $100M+, launching new revenue streams generating $150M+, and earning multiple Salesperson of the Year honors. Advises founders on enterprise sales strategy, account development, go-to-market execution, and channel partnerships. His background spans hardware and software infrastructure, cloud, AI/ML platforms, AdTech, SaaS, and large-scale data center and network deployments.

Alex has held high-level sales positions where he owned end to end responsibility for strategic global customers, leading global sales teams and cross functional resources, and functioning as a trusted advisor for major private cloud, MEC, 5G edge, VoIP, ISP, and data center consolidation initiatives. Alex has worked closely with distributors, integrators, and VARs to deliver large scale infrastructure and professional services programs, and throughout his career has managed high value territories, while driving long term, strategic relationships.

USE OF PROCEEDS

Allocation	Percentage	Description
Engineering & Platform Development	**35%**	Complete core platform implementation for agentic workflow management, developer dashboard, solution marketplace, and blockchain integration on production-ready infrastructure
Go-to-Market Activation	**20%**	Enterprise pilot programs, marketplace seeding, advisory-to-platform conversion campaigns, strategic partnership development, and thought leadership initiatives that drive adoption across both business engines
Regulatory & Compliance	**25%**	Scale compliance infrastructure for strict data privacy, governance, auditability, explainability, supporting enterprise adoption
Operations & Working Capital	**20%**	Day-to-day operations across platform engineering and advisory delivery, and working capital requirements through platform launch

USE OF PROCEEDS

If the offering's maximum amount of $1,083,500 is raised:

Use	Value	% of Proceeds
Engineering & Platform Development	$368,390	34.0%
Go-to-Market Activation	$196,114	18.1%
Regulatory & Compliance	$249,206	23.0%
Operations	$216,700	20.0%
Intermediary fees	$53,092	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Class C Units, under registration exemption 4(a)(6), in ThreddSync. This offering must reach its target of at least $10,000 by its offering deadline of August 1, 2026 at 12:59am ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	1,060,000 units
×	$9.85 per unit
	$10,441,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

If ThreddSync has presented in any webinars during the offering period, you may access them here

› Website

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